UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2018

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On May 21, 2018, Gulfport Energy Corporation, a Delaware corporation (“Gulfport”), as borrower, entered into a twelfth amendment to its secured revolving credit facility (the “Credit Facility”) with The Bank of Nova Scotia, as administrative agent, and the lenders party thereto (the “Twelfth Amendment”). The Twelfth Amendment, among other things, (i) decreased the applicable rate for all loans by 0.25% and (ii) permitted Gulfport and each of its subsidiaries to use the proceeds from dispositions of certain investments to acquire the common stock or other equity interests of Gulfport, subject to certain limitations described in the Twelfth Amendment. In connection with the Twelfth Amendment, the borrowing base was set at $1.4 billion, and Gulfport’s elected commitment amount will remain at $1.0 billion.

The preceding summary of the Twelfth Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Twelfth Amendment is incorporated herein by reference, as applicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

10.1	Twelfth Amendment to Amended and Restated Credit Agreement, dated as of May 21, 2018, among Gulfport Energy Corporation, as borrower, The Bank of Nova Scotia, as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: May 25, 2018	By:	/s/ Keri Crowell
Keri Crowell Chief Financial Officer